                                                                         Ex99.1x

                         METROPOLITAN SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

        METROPOLITAN SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors of the Corporation (the "Board of Directors"), at a meeting duly convened and held on May 6, 2004, adopted resolutions classifying or reclassifying one billion sixty million (1,060,000,000) unissued shares of capital stock of the Corporation of the par value of $0.01 per share by: (i) decreasing the aggregate number of shares of the capital stock of each of the Balanced Portfolio, the FI Mid Cap Opportunities Portfolio, and the MFS Research Managers Portfolio from one hundred million (100,000,000) to zero (0) shares, respectively; (ii) decreasing the aggregate number of Class A shares of the State Street Research Money Market Portfolio from seventy-five million (75,000,000) to fifty million (50,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to twenty million (20,000,000), respectively; (iii) increasing the aggregate number of Class A shares of the State Street Research Investment Trust Portfolio from one hundred fifty million (150,000,000) to two hundred fifty million (250,000,000), and increasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifty million (50,000,000), respectively;
(iv) increasing the aggregate number of Class A shares of the State Street Research Diversified Portfolio from two hundred million (200,000,000) to two hundred seventy-five million (275,000,000); (v) increasing the aggregate number of Class A shares of the FI International Stock Portfolio from seventy-five million (75,000,000) to eighty-five million (85,000,000); (vi) increasing the aggregate number of Class A shares of the State Street Research Aggressive Growth Portfolio from one hundred million (100,000,000) to two hundred fifty million (250,000,000), and increasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifty million (50,000,000), respectively; (vii) increasing the aggregate number of Class A shares of the T. Rowe Price Small Cap Growth Portfolio from fifty million (50,000,000) to seventy-five million (75,000,000); (viii) increasing the aggregate number of Class A shares of the Harris Oakmark Large Cap Value Portfolio from fifty million (50,000,000) to seventy-five million (75,000,000);
(ix) increasing the aggregate number of Class A shares of the State Street Research Aurora Portfolio from seventy-five million (75,000,000) to one hundred million (100,000,000), and increasing the number of Class E shares of such Portfolio from twenty-five million (25,000,000) to forty million (40,000,000);
(x) increasing the aggregate number of Class A shares of the MetLife Stock Index Portfolio from two hundred million (200,000,000) to three hundred fifty million (350,000,000), and increasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifty million (50,000,000), respectively; (xi) increasing the aggregate number of Class A shares of the FI Mid Cap Opportunities Portfolio (formerly known as Janus Mid Cap Portfolio) from one hundred fifty million (150,000,000) to one hundred and fifty-five million (155,000,000); (xii) increasing the aggregate number of Class A shares of the Russell 2000 Index Portfolio from fifty million (50,000,000) to seventy-five million (75,000,000); (xiii) increasing the aggregate number of Class A shares of the Lehman Brothers Aggregate Bond Index Portfolio from seventy-five million

(75,000,000) to one hundred twenty-five million (125,000,000), and increasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifty million (50,000,000), respectively;
(xiv) decreasing the aggregate number of Class A shares of the State Street Research Bond Income Portfolio from fifty million (50,000,000) to twenty-five million (25,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifteen million (15,000,000), respectively; (xv) decreasing the aggregate number of Class A shares of the MFS Total Return Portfolio from fifty million (50,000,000) to thirty million (30,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifteen million (15,000,000), respectively; (xvi) increasing the aggregate number of Class A shares of the Davis Venture Value Portfolio from fifty-five million (55,000,000) to seventy-five million (75,000,000), increasing the aggregate number of Class B shares of such Portfolio from five million (5,000,000) to twenty-five million (25,000,000), and increasing the number of Class E shares of such Portfolio from sixty-five million (65,000,000) to one hundred fifty million (150,000,000); (xvii) decreasing the aggregate number of Class A shares of the FI Value Leaders Portfolio from fifty million (50,000,000) to fifteen million (15,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifteen million (15,000,000), respectively; (xviii) decreasing the aggregate number of Class A shares of the Harris Oakmark Focused Value Portfolio from fifty million (50,000,000) to fifteen million (15,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifteen million (15,000,000), respectively; (xix) increasing the aggregate number of Class A shares of the Jennison Growth Portfolio from fifty-five million (55,000,000) to one hundred million (100,000,000), and increasing the aggregate number of Class B shares of such Portfolio from sixty-five million (65,000,000) to one hundred million (100,000,000); (xx) decreasing the aggregate number of Class A shares of the Loomis Sayles Small Cap Portfolio from fifty million (50,000,000) to fifteen million (15,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to fifteen million (15,000,000), respectively; (xxi) decreasing the aggregate number of Class A shares of the Zenith Equity Portfolio from fifty million (50,000,000) to twenty-five million (25,000,000), and decreasing the aggregate number of Class B shares and Class E shares of such Portfolio from twenty-five million (25,000,000) to zero (0), respectively; and (xxii) decreasing the aggregate number of shares of unclassified stock of the Corporation from four hundred million (400,000,000) shares to zero (0) shares so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class compromising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

                                                         Existing Shares of   Reclassified Shares of
                   Class                                  Authorized Stock       Authorized Stock
------------------------------------------------------   ------------------   ----------------------
State Street Research Money Market Portfolio                 125,000,000             90,000,000
State Street Research Investment Trust Portfolio             200,000,000            350,000,000
State Street Research Diversified Portfolio                  250,000,000            325,000,000
FI International Stock Portfolio                             125,000,000            135,000,000
State Street Research Aggressive Growth Portfolio            150,000,000            350,000,000
MetLife Stock Index Portfolio                                250,000,000            450,000,000
Scudder Global Equity Portfolio                              100,000,000            100,000,000
T. Rowe Price Small Cap Growth Portfolio                     100,000,000            125,000,000

                                                         Existing Shares of   Reclassified Shares of
                   Class                                  Authorized Stock       Authorized Stock
------------------------------------------------------   ------------------   ----------------------
FI Mid Cap Opportunities Portfolio (formerly known           200,000,000            205,000,000
as Janus Mid Cap Portfolio)
T. Rowe Price Large Cap Growth Portfolio                     100,000,000            100,000,000
Harris Oakmark Large Cap Value Portfolio                     100,000,000            125,000,000
Neuberger Berman Partners Mid Cap Value Portfolio            100,000,000            100,000,000
Lehman Brothers Aggregate Bond Index Portfolio               125,000,000            225,000,000
Russell 2000 Index Portfolio                                 100,000,000            125,000,000
Morgan Stanley EAFE Index Portfolio                          100,000,000            100,000,000
State Street Research Aurora Portfolio                       125,000,000            165,000,000
Met/Putnam Voyager Portfolio                                 100,000,000            100,000,000
MetLife Mid Cap Stock Index Portfolio                        100,000,000            100,000,000
Franklin Templeton Small Cap Growth Portfolio                100,000,000            100,000,000
State Street Research Large Cap Value Portfolio              100,000,000            100,000,000
State Street Research Bond Income Portfolio                  100,000,000             55,000,000
Salomon Brother Strategic Bond Opportunities Portfolio       100,000,000            100,000,000
Salomon Brothers U.S. Government Portfolio                   100,000,000            100,000,000
Balanced Portfolio                                           100,000,000                -0-
MFS Total Return Portfolio                                   100,000,000             60,000,000
State Street Research Large Cap Growth Portfolio             125,000,000            125,000,000
Capital Guardian U.S. Equity Portfolio                       125,000,000            125,000,000
Davis Venture Value Portfolio                                125,000,000            250,000,000
FI Mid Cap Opportunities Portfolio                           100,000,000                -0-
FI Value Leaders Portfolio                                   100,000,000             45,000,000
Harris Oakmark Focused Value Portfolio                       100,000,000             45,000,000
Jennison Growth Portfolio                                    125,000,000            205,000,000
Loomis Sayles Small Cap Portfolio                            100,000,000             45,000,000
MFS Investors Trust Portfolio                                100,000,000            100,000,000
MFS Research Managers Portfolio                              100,000,000                -0-
Zenith Equity Portfolio                                      100,000,000             25,000,000

Unclassified                                                 400,000,000                -0-

Total                                                      4,750,000,000          4,750,000,000

                                                    Authorized Shares   Authorized Shares   Authorized Shares
                     Class                          of Class A Stock    of Class B Stock    of Class E Stock
-------------------------------------------------   -----------------   -----------------   -----------------
State Street Research Money Market Portfolio            50,000,000          20,000,000          20,000,000
State Street Research Investment Trust Portfolio       250,000,000          50,000,000          50,000,000
State Street Research Diversified Portfolio            275,000,000          25,000,000          25,000,000
FI International Stock Portfolio                        85,000,000          25,000,000          25,000,000
State Street Research Aggressive Growth Portfolio      250,000,000          50,000,000          50,000,000

                                                    Authorized Shares   Authorized Shares   Authorized Shares
                     Class                          of Class A Stock    of Class B Stock    of Class E Stock
-------------------------------------------------   -----------------   -----------------   -----------------
Scudder Global Equity Portfolio                         50,000,000          25,000,000          25,000,000
T. Rowe Price Small Cap Growth Portfolio                75,000,000          25,000,000          25,000,000
T. Rowe Price Large Cap Growth Portfolio                50,000,000          25,000,000          25,000,000
Harris Oakmark Large Cap Value Portfolio                75,000,000          25,000,000          25,000,000
Neuberger Berman Partners Mid Cap Value Portfolio       50,000,000          25,000,000          25,000,000
State Street Research Aurora Portfolio                 100,000,000          25,000,000          40,000,000
Met/Putnam Voyager Portfolio                            50,000,000          25,000,000          25,000,000
Franklin Templeton Small Cap Growth Portfolio           50,000,000          25,000,000          25,000,000
MetLife Stock Index Portfolio                          350,000,000          50,000,000          50,000,000
FI Mid Cap Opportunities Portfolio (formerly           155,000,000          25,000,000          25,000,000
known as Janus Mid Cap Portfolio)
Russell 2000 Index Portfolio                            75,000,000          25,000,000          25,000,000
Morgan Stanley EAFE Index Portfolio                     50,000,000          25,000,000          25,000,000
MetLife Mid Cap Stock Index Portfolio                   50,000,000          25,000,000          25,000,000
Lehman Brothers Aggregate Bond Index Portfolio         125,000,000          50,000,000          50,000,000
State Street Research Large Cap Value Portfolio         50,000,000          25,000,000          25,000,000
State Street Research Bond Income Portfolio             25,000,000          15,000,000          15,000,000
Salomon Brother Strategic Bond Opportunities            50,000,000          25,000,000          25,000,000
Portfolio
Salomon Brothers U.S. Government Portfolio              50,000,000          25,000,000          25,000,000
Balanced Portfolio                                         ---                 ---                 ---
MFS Total Return Portfolio                              30,000,000          15,000,000          15,000,000
State Street Research Large Cap Growth Portfolio        75,000,000          25,000,000          25,000,000
Capital Guardian U.S. Equity Portfolio                  75,000,000          25,000,000          25,000,000
Davis Venture Value Portfolio                           75,000,000          25,000,000         150,000,000
FI Mid Cap Opportunities Portfolio                         ---                 ---                 ---
FI Value Leaders Portfolio                              15,000,000          15,000,000          15,000,000
Harris Oakmark Focused Value Portfolio                  15,000,000          15,000,000          15,000,000
Jennison Growth Portfolio                              100,000,000         100,000,000           5,000,000
Loomis Sayles Small Cap Portfolio                       15,000,000          15,000,000          15,000,000
MFS Investors Trust Portfolio                           50,000,000          25,000,000          25,000,000
MFS Research Managers Portfolio                            ---                 ---                 ---
Zenith Equity Portfolio                                 25,000,000             ---                 ---

        SECOND: A description of the "Class A, " the "Class B" and the "Class E" shares of each Portfolio indicated above, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors, is as follows:

        (a) Except as described in (b) and (c) below, the "Class A," the "Class B" and the "Class E" shares of a Portfolio shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

        (b) For purposes of computing the net asset values of a Portfolio's shares: (1) only the "Class B" and the "Class E" shares shall be charged with the fees under any plan adopted pursuant to Rule 12b-1 for that Portfolio under the Investment Company Act of 1940 (the "1940 Act"), and such fees shall be at a maximum annual rate of .50% of the amount of the average Portfolio's daily net assets that are attributable to the "Class B" and/or the "Class E" shares; (2) the Portfolio's "Class A" or "Class B" or "Class E" shares, respectively, shall be separately charged with other expenses, liabilities or losses that are properly allocable to the "Class A" or "Class B" or "Class E" shares pursuant to paragraph (a)(1) of Rule 18f-3 under the 1940 Act and an effective plan adopted pursuant to said Rule 18f-3; and (3) no dividends or other distributions shall be charged against the Portfolio's "Class A" or "Class B" or "Class E" shares other than those actually paid, respectively, on those classes.

        (c) A Portfolio's dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio's classes pursuant to (b) above, shall be allocated between that Portfolio's "Class A, " "Class B" and "Class E" shares on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of the Rule 18f-3 plan, referred to in (b) above, as in effect from time to time.

        THIRD: (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) when otherwise required by law and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

        (b) Except as the Board of Directors may provide in classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

                (i) Except as maybe otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of any class in a given Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that Portfolio (and its class or classes), as opposed to any other Portfolios and classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets "belonging to" that Portfolio. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Portfolio, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

                (ii) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of each class and to the interests of the Corporation as a whole. Pursuant, to the foregoing:

                (A) Dividends or distributions on shares of any Portfolio shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such Portfolio.

                (B) Inasmuch as the Corporation intends to qualify as a "regulated open-end investment company" under the Internal Revenue Code of 1986, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect to that year. In furtherance, and not in limitation of the foregoing, in the event that a Portfolio has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Portfolios, the amount to be deemed available for distribution to the Portfolio or Portfolios with the net capital gain may be reduced by the amount offset.

                (iii) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the respective Portfolios before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given Portfolio or Portfolios shall be final and conclusive.

                (iv) In the event of the liquidation of the Corporation, the stockholders of each Portfolio that has been established and designated shall be entitled to receive, as a group, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the stockholders of any particular Portfolio that has but a single class of outstanding shares shall be distributed among such stockholders in proportion to the number of shares of that Portfolio held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular Portfolio shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                (v) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the

        Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the discretion of the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefore. Payment of the redemption price shall be made in cash or by check or current funds, or in assets other than cash, by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors.

                (vi) The Corporation's shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be binding upon them.

        FOURTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to the authority and power contained in
Article V of the Articles of Incorporation of the Corporation.

        FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

        SIXTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President on June 16, 2004.

ATTEST:                                      METROPOLITAN SERIES FUND, INC.

     /s/ Thomas M. Lenz                      By:    /s/ Hugh C. McHaffie
     ------------------------                    -------------------------------
     Thomas M. Lenz                              Hugh C. McHaffie
     Secretary                                   President